Exhibit 10.1

                    SEED HARVESTING AND PURCHASING AGREEMENT

This Agreement dated for reference the _____ day of ___________________,1999

BETWEEN:

         Canadian Hemp Corp.
         701 W. Georgia St. Suite 1500
         Vancouver, B.C., V7Y 1C6

         (hereinafter referred to as "the Corporation")

                                OF THE FIRST PART

AND:

         ==========================================================

         (hereinafter referred to as "the Farmer")

                               OF THE SECOND PART

WHEREAS:

(a) The Farmer wishes to receive hemp seed from the Corporation in order to grow and harvest hemp seed.

(b)      The Corporation wishes to obtain a secure source of hemp seed.

NOW THEREFORE and in consideration of the mutual covenants contained in this agreement and other good and valuable consideration the receipt and sufficiency of which is acknowledged by each of the parties, the parties agree as follows:

1. The Corporation will provide hemp seed to the Farmer at no initial charge to the Farmer.

2. The Farmer will obtain all necessary cultivation permits from Health Canada or arrange for an exemption thereof.


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3. The Farmer must show proof of cultivation permits or exemptions thereof acceptable to the Corporation prior to obtaining hemp seeds from the Corporation.

4. The Farmer hereby agrees to sell all hemp seed harvested by the Farmer within thirty days after each harvest, whether or not the Farmer obtained the seeds originally from the Corporation or purchased his own hemp seeds from other sources.

5. The Farmer agrees not to provide harvested hemp seed or hemp fiber in any form to a third party without the Corporation's written approval.

6. The Corporation has a right to refuse to provide hemp seed to the Farmer if the Farmer does not agree to the policies set down from time to time by the Corporation.

7. The Farmer agrees to provide the hemp seed, within thirty days after harvest to the Corporation, ninety-nine point five (99.5%) percent free of dirt and extraneous vegetative matter, and agrees to have the moisture content of the hemp seed to be between eight (8%) and eleven (11%) percent.

8. The Corporation shall not be bound to receive or pay for hemp seed which, in the judgment of the Corporation's representatives, contains rot, or disease, or is damaged, or otherwise unfit for the Corporation's purposes.

9. The Farmer agrees to deliver the hemp seed in packaging approved by the Corporation, at the Farmer's expense, to the Corporation immediately after harvesting, cleaning and conditioning of the hemp seed.


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10. The Farmer hereby agrees to sell the harvested hemp seeds to the Corporation
(subject to the Corporation's quality standards being met) at a cost of ______cents per pound; provided that the Corporation shall deduct from the payment the Corporation's cost of the initial seed.

11. The Corporation will test the hemp seed to confirm its quality standards and upon completion of the quality standards test, the Farmer shall be paid accordingly; provided that the testing shall not exceed thirty (30) days past receipt of the hemp seed by the Corporation.

12. The Corporation agrees to provide to the Farmer any and all agronomic information it obtains from time to time to assist the Farmer in cultivating and harvesting the hemp seed.

13. The Farmer shall not deliver the harvested hemp seed or fiber to any other party except the Corporation without the Corporation's written consent.

14. The hemp seed shall be given due care and cultivated in a proper and husband like manner.

15. Title to the hemp seed and to the crop of hemp from the time when the seeds begin growing, shall remain in the Corporation's name.

16. This Agreement shall have a term of five (5) years from the date of execution of this Agreement.

17. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representative, successors, and permitted assigns.

18. Wherever the singular or the masculine is used in this Agreement the same shall be deemed to include the plural, or feminine, or the body politic, or the corporate, where the parties so require.


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19. The parties shall hereto execute such further and other documents and do so further and other things as may be necessary to carry out and give effect the intent of this Agreement.

20. If any term or terms in this Agreement are found to be invalid or void as against public policy, then the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.


IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seal on the day and year first above written.


The Corporate Seal of Canadian Hemp )
Corp. was hereunto affixed in the           )
presence of:                                         )
                                                     )                 C/S
---------------------------------   )
Authorized Signatory                                 )


SIGNED, SEALED AND DELIVERED by     )
the Farmer in the presence of:              )
                                                     )
---------------------------------   )
Name                                                 )
---------------------------------   )
Address                                     )
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Occupation                                           )